Exhibit 99.1
LIONSGATE REPORTS REVENUE OF $1.58 BILLION AND EBITDA OF $68.3
MILLION FOR FISCAL YEAR 2011;ADJUSTED EBITDA FOR THE FISCAL YEAR
IS $106.5 MILLION; NET LOSS IS $53.6 MILLION OR $(0.41) PER BASIC SHARE
COMPANY SWINGS TO POSITIVE FREE CASH FLOW
COMPANY REPORTS REVENUE OF $376.9 MILLION, EBITDA OF $58.8 MILLION, NET
INCOME OF $46.1 MILLION OR $0.34 PER BASIC SHARE AND FREE CASH FLOW OF
$167.6 MILLION IN THE FOURTH QUARTER OF FISCAL 2011
SANTA MONICA, CA, and VANCOUVER, BC, May 31, 2011 — Lionsgate (NYSE: LGF) today reported revenue of $1.58 billion, EBITDA of $68.3 million and adjusted EBITDA of $106.5 million for fiscal year 2011 (fiscal year ended March 31, 2011).
Revenue increased 6% compared to the prior year driven primarily by increases in theatrical, home entertainment and international film revenue. The home entertainment revenue included strong growth in digital and on demand revenue, which increased 69% from the prior year to $140 million.
The Company reported EBITDA of $68.3 million and adjusted EBITDA of $106.5 million for the fiscal year compared to EBITDA of $62.3 million and adjusted EBITDA of $128.4 million in the prior year. EBITDA gains primarily reflected significantly reduced theatrical marketing costs and higher margin revenue from digital media platforms. Adjusted EBITDA decreased because of the inclusion of an adjustment for non-risk prints and advertising (P&A).
Net loss of $53.6 million in fiscal 2011 compared to net loss of $19.5 million in the prior year was primarily due to increased interest expenses, a $14.5 million non-cash loss on extinguishment of debt related to the July 20, 2010 deleveraging transaction and increased equity interest loss, mainly associated with Lionsgate’s interest in EPIX.
Basic net loss per common share for the fiscal year was $0.41 on 131.2 million weighted average common shares outstanding, compared to basic net loss per common share of $0.17 on 117.5 million weighted average common shares outstanding in the prior year.
“Strong performances from our television business and our filmed entertainment library contributed to financial results that exceeded our preliminary estimates,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We were particularly pleased by near record international sales, reflecting the demand for content in the world marketplace, and rapid growth of high margin digital and on demand revenue. Our numbers going forward should reflect growing momentum in our film business from franchises like THE HUNGER GAMES, THE EXPENDABLES and WHAT TO EXPECT WHEN YOU’RE EXPECTING that we expect will have the capacity to generate more consistent year to year motion picture performance.”

The Company noted that its filmed entertainment library achieved its sixth consecutive record year, generating revenue of $329 million in fiscal 2011 compared to $323 million in the prior year. Library revenue was $374 million including syndicated TV product compared to $371 million the prior year.
The Company was profitable in the fourth quarter of the fiscal year (quarter ended March 31, 2011) as net income of $46.1 million or basic net income of $0.34 per common share on 136.8 million weighted average common shares outstanding compared to a net loss of $22.3 million or basic net loss of $0.19 per common share on 117.9 million weighted average common shares outstanding in the prior year’s fourth quarter.
EBITDA in the fourth quarter was $58.8 million compared to EBITDA of $12.5 million in the prior year’s fourth quarter. Adjusted EBITDA of $65.7 million compared to adjusted EBITDA of $30.5 million in the prior year’s fourth quarter, and free cash flow of $168 million in the fourth quarter compared to free cash flow of negative $17 million in the prior year’s fourth quarter, a swing of $185 million. Revenue decreased by 6% to $376.9 million.
The strong income performance in the fourth quarter was attributable to lower theatrical P&A expenses, record digital revenue, a strong cable VOD quarterly revenue performance and strong international sales in addition to a significant increase in equity interest income as EPIX contributed a profit in the quarter.
Overall motion picture revenue for 2011 was $1.23 billion, an increase of 10% from the prior year. Within the motion picture segment, theatrical revenue was $205.9 million, an increase of 48% from the prior year, attributable to a record North American box office performance that included such films as THE EXPENDABLES, KICK ASS, THE LAST EXORCISM, TYLER PERRY’S WHY DID I GET MARRIED TOO? and SAW 3D.
Lionsgate’s home entertainment revenue from both motion pictures and television was $690.0 million in the fiscal year, a 5% increase from the prior year, driven by strong growth in digital and on demand revenue and strong performances from a diversified slate of theatrical titles including THE EXPENDABLES, KICK ASS, KILLERS, THE NEXT THREE DAYS, SAW 3D and THE SWITCH as well as carryover titles from the prior year’s theatrical slate such as PRECIOUS, DAYBREAKERS and FROM PARIS WITH LOVE. The television series WEEDS and MAD MEN also made significant contributions.
Television revenue included in motion picture revenue was $139.8 million in the fiscal year, an increase of 3% from the prior year.
International motion picture revenue of $126.5 million (excluding Lionsgate U.K.) for the fiscal year increased 72% from the prior year as the slate of SAW 3D, KICK ASS, KILLERS, THE NEXT THREE DAYS and ALPHA & OMEGA compared favorably to the prior year’s slate and the Company achieved near record international sales in a strong marketplace.
Lionsgate U.K. revenue also increased in the fiscal year, growing 7% to $79.2 million, reflecting the strength of Lionsgate titles such as SAW 3D, which had a record U.K. performance for any installment of the SAW franchise, and THE EXPENDABLES as well as third-party titles such as HARRY BROWN and the Academy Award®-winning THE HURT LOCKER.
Mandate Pictures’ revenue of $38.7 million in the fiscal year declined 61% from the prior year due to a smaller slate.

Television production revenue was $353.2 million in the fiscal year, an increase of 1% from the prior year. Domestic series licensing from the Company’s television distribution and syndication business increased 48% to $136.5 million in the fiscal year due to increased revenue from deliveries of the television series “Meet The Browns,” “Are We There Yet?” and “The Wendy Williams Show.”
Domestic series licensing from Lionsgate Television decreased 5% in the fiscal year due to timing of deliveries, which included 13 episodes of “Mad Men Season 4” (AMC), 13 episodes of “Weeds Season 6” (Showtime), 13 episodes of “Blue Mountain State Season 2” (Spike), 12 episodes of “Nurse Jackie season 3” (Showtime), 13 episodes of “Running Wilde” (Fox) and eight episodes of “Scream Queens Season 2” (VH1). Total deliveries of 75 episodes and 48.5 hours (including pilots) were comparable to the prior year. The prior year also included $19.0 million of revenue from the Company’s former collaboration with Ish Entertainment.
Lionsgate’s filmed entertainment backlog reached a record $532.0 million at March 31, 2011. Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.
Lionsgate G&A expenses in the fiscal year were $116.1 million, excluding stock-based compensation and corporate defense costs related to shareholder activist activities. G&A as a percentage of revenue, excluding stock-based compensation and corporate defense and related costs, declined to 7.3% in the fiscal year compared to 7.5% in the prior year.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal year 2011 and fourth quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Wednesday, June 1, 2011. Interested parties may participate live in the conference call by calling 1-800-230-1059 (612-332-0632 outside the U.S. and Canada). A full digital replay will be available from Wednesday morning, June 1, through Wednesday, June 8, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 205455.
About Lionsgate
Lionsgate (NYSE: LGF) is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution and new channel platforms. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming and an array of channel assets. Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with the popular comedy “Blue Mountain State” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns,” “The Wendy Williams Show” and “Are We There Yet?”.
Its feature film business has generated more than half a billion dollars at the North American box office in the past year, fueled by such hits as THE EXPENDABLES, THE LINCOLN LAWYER, TYLER PERRY’S MADEA’S BIG HAPPY FAMILY, SAW 3D, THE LAST EXORCISM, KICK ASS and PRECIOUS. The Company’s home entertainment business has grown to more than 8% market share and is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates. Lionsgate handles a prestigious and prolific library of approximately 13,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.
***

www.lionsgate.com
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2011, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2011	2010
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$86,419	$69,242
Restricted cash	43,458	4,123
Restricted investments	—	6,995
Accounts receivable, net of reserve for returns and allowances of $95,197 (March 31, 2010 - $87,978) and provision for doubtful accounts of $6,567 (March 31, 2010 - $7,676)	359,821	292,924
Investment in films and television programs, net	621,288	661,105
Property and equipment, net	10,418	12,414
Equity method investments	150,585	179,071
Goodwill	239,254	239,254
Other assets	46,601	62,027

Total assets	$1,557,844	$1,527,155

LIABILITIES
Senior revolving credit facility	$69,750	$17,000
Senior secured second-priority notes	226,331	225,155
Accounts payable and accrued liabilities	243,440	253,745
Participations and residuals	301,386	302,677
Film obligations and production loans	327,420	351,769
Convertible senior subordinated notes and other financing obligations	110,973	192,036
Deferred revenue	150,998	130,851

Total liabilities	1,430,298	1,473,233

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 136,839,445 and 117,951,754 shares issued at March 31, 2011 and March 31, 2010, respectively	643,200	521,164
Accumulated deficit	(514,230)	(460,631)
Accumulated other comprehensive loss	(1,424)	(6,611)

Total shareholders’ equity	127,546	53,922

Total liabilities and shareholders’ equity	$1,557,844	$1,527,155

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2011	2010	2009
	(Amounts in thousands, except per share amounts)
Revenues	$1,582,720	$1,489,506	$1,466,374
Expenses:
Direct operating	795,746	777,969	793,816
Distribution and marketing	547,226	506,141	669,557
General and administration	171,407	143,060	136,563
Depreciation and amortization	5,811	12,455	7,657

Total expenses	1,520,190	1,439,625	1,607,593

Operating income (loss)	62,530	49,881	(141,219)

Other expenses (income):
Interest expense
Contractual cash based interest	38,879	27,461	15,131
Amortization of debt discount and deferred financing costs	16,301	19,701	19,144

Total interest expense	55,180	47,162	34,275
Interest and other income	(1,742)	(1,547)	(5,785)
Loss (gain) on extinguishment of debt	14,505	(5,675)	(3,023)

Total other expenses, net	67,943	39,940	25,467

Income (loss) before equity interests and income taxes	(5,413)	9,941	(166,686)
Equity interests loss	(43,930)	(28,201)	(9,044)

Loss before income taxes	(49,343)	(18,260)	(175,730)
Income tax provision	4,256	1,218	2,724

Net loss	$(53,599)	$(19,478)	$(178,454)

Basic Net Loss Per Common Share	$(0.41)	$(0.17)	$(1.53)

Diluted Net Loss Per Common Share	$(0.41)	$(0.17)	$(1.53)

Weighted average number of common shares outstanding:
Basic	131,176	117,510	116,795
Diluted	131,176	117,510	116,795

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2011	2010
	(Amounts in thousands,
	except per share amounts)
Revenues	$376,915	$401,647
Expenses:
Direct operating	195,266	177,671
Distribution and marketing	85,746	166,190
General and administration	37,072	45,294
Depreciation and amortization	1,326	1,839

Total expenses	319,410	390,994

Operating income	57,505	10,653

Other expenses (income):
Interest expense
Contractual cash based interest	9,200	9,873
Amortization of debt discount and deferred financing costs	4,245	3,937

Total interest expense	13,445	13,810
Interest and other income	(660)	(340)

Total other expenses, net	12,785	13,470

Income (loss) before equity interests and income taxes	44,720	(2,817)
Equity interests income (loss)	1,636	(18,500)

Income (loss) before income taxes	46,356	(21,317)
Income tax provision	211	967

Net income (loss)	$46,145	$(22,284)

Basic Net Income (Loss) Per Common Share	$0.34	$(0.19)

Diluted Net Income (Loss) Per Common Share	$0.33	$(0.19)

Weighted average number of common shares outstanding:
Basic	136,792	117,904
Diluted	149,219	117,904

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2011	2010	2009
	(Amounts in thousands)
Operating Activities:
Net loss	$(53,599)	$(19,478)	$(178,454)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	4,837	7,526	5,925
Amortization of intangible assets	974	4,929	1,732
Amortization of films and television programs	529,428	511,658	458,757
Amortization of debt discount and deferred financing costs	16,301	19,701	19,144
Accreted interest payment from equity method investee TV Guide	10,200	—	—
Non-cash stock-based compensation	29,204	17,875	13,438
Loss (gain) on extinguishment of debt	14,505	(5,675)	(3,023)
Equity interests loss	43,930	28,201	9,044
Changes in operating assets and liabilities:
Restricted cash	(43,067)	(187)	244
Accounts receivable, net	(64,203)	(79,392)	37,304
Investment in films and television programs	(487,391)	(471,087)	(558,277)
Other assets	(298)	(4,443)	(7,363)
Accounts payable and accrued liabilities	3,869	(22,769)	30,323
Participations and residuals	(1,369)	(69,574)	(12,781)
Film obligations	19,154	(48,786)	59,376
Deferred revenue	19,852	(3,459)	22,705

Net Cash Flows Provided By (Used In) Operating Activities	42,327	(134,960)	(101,906)

Investing Activities:
Purchases of restricted investments	(13,993)	(13,994)	(13,989)
Proceeds from the sale of restricted investments	20,989	13,985	14,000
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	(15,000)	—	—
Acquisition of TV Guide, net of unrestricted cash acquired	—	—	(243,158)
Investment in equity method investees	(24,677)	(47,129)	(18,031)
Increase in loans receivable	(1,042)	(1,418)	(28,767)
Repayment of loans receivable	8,113	8,333	—
Purchases of property and equipment	(2,756)	(3,684)	(8,674)

Net Cash Flows Used In Investing Activities	(28,366)	(43,907)	(298,619)

Financing Activities:
Exercise of stock options	—	—	2,894
Tax withholding requirements on equity awards	(13,476)	(2,030)	(3,734)
Repurchase and cancellation of common shares	—	—	(44,968)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network, net of unrestricted cash deconsolidated	—	109,776	—
Borrowings under senior revolving credit facility	525,250	302,000	255,000
Repayments of borrowings under senior revolving credit facility	(472,500)	(540,000)	—
Borrowings under individual production loans	118,589	144,741	189,858
Repayment of individual production loans	(147,102)	(136,261)	(222,034)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	63,133	—
Production loan borrowings under film credit facility	19,456	30,469	—
Production loan repayments under film credit facility	(34,762)	(2,718)	—
Change in restricted cash collateral associated with financing activities	3,087	—	—
Proceeds from sale of senior secured second-priority notes	—	214,727	—
Repurchase of convertible senior subordinated notes	—	(75,185)	(5,310)
Repayment of other financing obligations	—	(134)	(67)

Net Cash Flows Provided By (Used In) Financing Activities	(1,458)	108,518	171,639

Net Change In Cash And Cash Equivalents	12,503	(70,349)	(228,886)
Foreign Exchange Effects on Cash	4,674	1,116	(4,228)
Cash and Cash Equivalents — Beginning Of Period	69,242	138,475	371,589

Cash and Cash Equivalents — End Of Period	$86,419	$69,242	$138,475

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2011	2010
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$46,145	$(22,284)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	1,242	1,354
Amortization of intangible assets	84	485
Amortization of films and television programs	128,845	101,754
Amortization of debt discount and deferred financing costs	4,245	3,937
Accreted interest payment from equity method investee TV Guide	10,200	—
Non-cash stock-based compensation	2,813	6,134
Equity interests (income) loss	(1,636)	18,500
Changes in operating assets and liabilities:
Restricted cash	(24,368)	(9,537)
Accounts receivable, net	40,836	(55,787)
Investment in films and television programs	(66,243)	(33,067)
Other assets	1,160	(6,854)
Accounts payable and accrued liabilities	(28,501)	8,948
Participations and residuals	19,800	16,228
Film obligations	36,726	(28,767)
Deferred revenue	(13,380)	2,054

Net Cash Flows Provided By Operating Activities	157,968	3,098

Investing Activities:
Investment in equity method investees	—	(5,787)
Increase in loans receivable	(1,042)	(1,056)
Purchases of property and equipment	(1,569)	(1,110)

Net Cash Flows Used In Investing Activities	(2,611)	(7,953)

Financing Activities:
Tax withholding requirements on equity awards	(557)	(297)
Borrowings under senior revolving credit facility	43,500	132,000
Repayments of borrowings under senior revolving credit facility	(198,000)	(127,000)
Borrowings under individual production loans	18,386	10,154
Repayment of individual production loans	(3,805)	(24,376)
Production loan borrowings under Pennsylvania Regional Center credit facility	(745)	5,970
Production loan repayments under Pennsylvania Regional Center credit facility	740	163
Production loan borrowings under film credit facility	1,735	(1,748)
Production loan repayments under film credit facility	(3,255)	(2,718)
Proceeds from sale of senior secured second-priority notes	—	(1,505)

Net Cash Flows Used In Financing Activities	(142,001)	(9,357)

Net Change In Cash And Cash Equivalents	13,356	(14,212)
Foreign Exchange Effects on Cash	3,485	(1,236)
Cash and Cash Equivalents — Beginning Of Period	69,578	84,690

Cash and Cash Equivalents — End Of Period	$86,419	$69,242

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ANNUAL EBITDA AND ANNUAL EBITDA, AS ADJUSTED

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2011	2010	2009
	(Amounts in thousands)
Net income (loss)	$(53,599)	$(19,478)	$(178,454)
Depreciation and amortization	5,811	12,455	7,657
Contractual cash paid interest expense	38,879	27,461	15,131
Noncash interest expense	16,301	19,701	19,144
Interest and other income	(1,742)	(1,547)	(5,785)
Income tax provision	4,256	1,218	2,724
Equity interests loss	43,930	28,201	9,044
Loss (gain) on extinguishment of debt	14,505	(5,675)	(3,023)

EBITDA	$68,341	$62,336	$(133,562)

Stock-based compensation (1)	32,505	18,823	9,720
EBITDA attributable to TV Guide Network	8,407	9,466	—
Corporate defense and related charges	22,865	5,668	950
Non-risk prints and advertising expense	(25,659)	32,126	—

EBITDA, as adjusted	$106,459	$128,419	$(122,892)

(1)	The year ended March 31, 2011 includes $21.9 million in additional compensation expense associated with the immediate vesting of certain equity awards held by certain executive officers as a result of the triggering of “change in control” provisions in their respective employment agreements, which occurred on June 30, 2010.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO FOURTH QUARTER EBITDA AND
FOURTH QUARTER EBITDA, AS ADJUSTED

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2011	2010
	(Amounts in thousands)
Net income (loss)	$46,145	$(22,284)
Depreciation and amortization	1,326	1,839
Contractual cash paid interest expense	9,200	9,873
Noncash interest expense	4,245	3,937
Interest and other income	(660)	(340)
Income tax provision	211	967
Equity interests loss	(1,636)	18,500

EBITDA	$58,831	$12,492

Stock-based compensation	2,530	6,258
EBITDA attributable to TV Guide Network	1,885	2,981
Corporate defense and related charges	2,416	4,656
Non-risk prints and advertising expense	(5)	4,078

EBITDA, as adjusted	$65,657	$30,465

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. EBITDA is a non-GAAP financial measure.
EBITDA, as adjusted represents EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA for the three months and year ended March 31, 2011 and 2010. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three months and year ended March 31, 2011 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.
Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2011	2010	2009
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$42,327	$(134,960)	$(101,906)
Purchases of property and equipment	(2,756)	(3,684)	(8,674)
Net borrowings under and (repayment) of production loans	(43,819)	36,231	(32,176)
Restricted cash held in trust	13,992	—	—

Free Cash Flow	$9,744	$(102,413)	$(142,756)

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FOURTH QUARTER FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2011	2010
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$157,968	$3,098
Purchases of property and equipment	(1,569)	(1,110)
Net borrowings under and (repayment) of production loans	13,061	(18,688)
Restricted cash held in trust	(1,823)	—

Free Cash Flow	$167,637	$(16,700)

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus or minus the net increase or decrease in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with a “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL EBITDA
TO ANNUAL FREE CASH FLOW

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2011	2010	2009
	(Amounts in thousands)
EBITDA	$68,341	$62,336	$(133,562)

Plus: Amortization of film and television programs	529,428	511,658	458,757
Less: Cash paid for film and television programs (1)	(512,056)	(483,642)	(531,077)

Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	17,372	28,016	(72,320)

Plus: Non-cash stock-based compensation	29,204	17,875	13,438

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	114,917	108,227	(192,444)

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	(29,075)	(187)	244
Accounts receivable, net	(64,203)	(79,392)	37,304
Other assets	(298)	(4,443)	(7,363)
Accounts payable and accrued liabilities	3,869	(22,769)	30,323
Participations and residuals	(1,369)	(69,574)	(12,781)
Deferred revenue	19,852	(3,459)	22,705
Accreted interest payment from equity method investee TV Guide	10,200	—	—

	(61,024)	(179,824)	70,432

Purchases of property and equipment	(2,756)	(3,684)	(8,674)
Interest, taxes and other (2)	(41,393)	(27,132)	(12,070)

Free Cash Flow	$9,744	$(102,413)	$(142,756)

(1)	Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(487,391)	$(471,087)	$(558,277)
Change in film obligations	19,154	(48,786)	59,376
Borrowings under individual production loans	118,589	144,741	189,858
Repayment of individual production loans	(147,102)	(136,261)	(222,034)
Production loan borrowings under film credit facility	19,456	30,469	—
Production loan repayments under film credit facility	(34,762)	(2,718)	—

Total cash paid for film and television programs	$(512,056)	$(483,642)	$(531,077)

(2)	Interest, taxes and other consists of the following:

Contractual cash based interest	$(38,879)	$(27,461)	$(15,131)
Interest and other income	1,742	1,547	5,785
Income tax provision	(4,256)	(1,218)	(2,724)

Total interest, taxes and other	$(41,393)	$(27,132)	$(12,070)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FOURTH QUARTER EBITDA
TO FOURTH QUARTER FREE CASH FLOW

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2011	2010
	(Amounts in thousands)
EBITDA	$58,831	$12,492

Plus: Amortization of film and television programs	128,845	101,754
Less: Cash paid for film and television programs (1)	(16,456)	(80,522)

Amortization of film and television programs in excess of cash paid	112,389	21,232

Plus: Non-cash stock-based compensation	2,813	6,134

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	174,033	39,858

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	(26,191)	(9,537)
Accounts receivable, net	40,836	(55,787)
Other assets	1,160	(6,854)
Accounts payable and accrued liabilities	(28,501)	8,948
Participations and residuals	19,800	16,228
Deferred revenue	(13,380)	2,054
Accreted interest payment from equity method investee TV Guide	10,200	—

	3,924	(44,948)

Purchases of property and equipment	(1,569)	(1,110)
Interest, taxes and other (2)	(8,751)	(10,500)

Free Cash Flow	$167,637	$(16,700)

(1)	Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	$(66,243)	$(33,067)
Change in film obligations	36,726	(28,767)
Borrowings under individual production loans	18,386	10,154
Repayment of individual production loans	(3,805)	(24,376)
Production loan borrowings under film credit facility	1,735	(1,748)
Production loan repayments under film credit facility	(3,255)	(2,718)

Total cash paid for film and television programs	$(16,456)	$(80,522)

(2)	Interest, taxes and other consists of the following:

Contractual cash based interest	$(9,200)	$(9,873)
Interest and other income	660	340
Income tax provision	(211)	(967)

Total interest, taxes and other	$(8,751)	$(10,500)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.